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                                                                    EXHIBIT 21.1

             Subsidiaries of Pope & Talbot, Inc. (the registrant)



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                                                            State or Other
Name of Corporation                                         Jurisdiction
                                                            of Incorporation
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
     1)   Pope & Talbot International Ltd.                  British Columbia

     2)   Pope & Talbot Ltd., a subsidiary of               British Columbia
          Pope & Talbot International Ltd.

     3)   Pope & Talbot FSC, Inc.                           U.S. Virgin Islands

     4)   Pope & Talbot Wis., Inc.                          Delaware

     5)   Penn Timber, Inc.                                 Oregon

     6)   Pope & Talbot Relocation Services, Inc.           Oregon

     7)   P&T Power Company                                 Oregon

     8)   Pope & Talbot Pulp Sales USA, Inc.                Delaware

     9)   Pope & Talbot Pulp Sales Europe                   Belgium
          SPRL, owned 89 percent by Pope &
          Talbot Pulp Sales USA, Inc. and 11
          percent by Pope & Talbot, Inc.

     10)  Pope & Talbot Lumber Sales, Inc.                  Delaware
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All subsidiaries of the registrant do business under the name of the corporation.